OCEANAUT, INC.

CERTIFICATE OF DESIGNATION OF
MANDATORILY REDEEMABLE PREFERRED SHARES, SERIES A,
SETTING FORTH THE POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS,
LIMITATIONS AND RESTRICTIONS OF SUCH SERIES OF PREFERRED STOCK

Section 1.  Designation, Number and Rank.

(a) The shares of such series shall be designated as Mandatorily Redeemable Preferred Shares, Series A (the “Series A Preferred Shares”) of Oceanaut, Inc., a Marshall Islands corporation (the “Corporation”). The number of shares initially constituting the Series A Preferred Shares shall be 6,200.

(b) Except as provided in Section 1(c) below, the Series A Preferred Shares shall, with respect to dividend rights and rights upon Liquidation (as defined below), rank senior to the Common Shares, and to all classes and series of stock of the Corporation whether now or hereafter authorized, issued or outstanding (collectively, the “Junior Securities”). All Series A Preferred Shares shall be of equal rank with each other with respect to the right to receive dividends and other distributions of the Corporation and rights upon Liquidation up to the amount of the Liquidation Preference (as defined below) thereon.

(c) Upon the written consent of at least a majority of the issued and outstanding Series A Preferred Shares, the Series A Preferred Shares shall, with respect to dividend rights and rights on Liquidation, rank junior to all classes and series of stock of the Corporation now or hereafter authorized, issued or outstanding which by their terms expressly provide that they are senior to the Series A Preferred Shares with respect to dividend rights and rights on Liquidation (collectively, the “Senior Securities”).

(d) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 13 below.

Section 2.  Dividends and Distributions.

(a) Holders of Series A Preferred Shares shall be entitled to receive, out of funds that are legally available under the Business Corporations Act of the Marshall Islands (the “BCA”), cash dividends equal to Three Month LIBOR (as defined below) plus 2.25% of the Original Issue Price (as defined below) per annum on each outstanding share of Series A Preferred Stock, prorated for the first year. Dividends shall be paid quarterly on the last day of each fiscal quarter or at such other times as the Corporation’s Board of Directors shall choose. The “Original Issue Price” of the Series A Preferred Shares shall be $10,000 per share (as adjusted for any stock split, combination or similar event or transaction directly affecting the Series A Preferred Shares but not by any accrued dividends). Such dividends shall accrue from the Original Issue Date of the relevant shares of Series A Preferred Shares and shall cease to accrue on the date immediately preceding a date of redemption as contemplated by Sections 7, 8, 9 or 10 hereof.

(b) The holders of Series A Preferred Shares shall not be entitled to receive any dividends or other distributions for the Series A Preferred Shares except as provided herein.

Section 3.  Voting Rights.

Except as required under Section 89 of the BCA and any other applicable sections, or successor sections thereto, the holders of the Series A Preferred Shares shall have no voting rights.

Section 4.  Conversion.

Except as provided in Section 7, the Series A Preferred Shares are not convertible into or exchangeable for any other property or securities of the Corporation; provided, however, that this provision shall not affect any rights as specifically provided under the BCA.

Section 5.  Reacquired Shares.

Any Series A Preferred Shares converted, exchanged, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such Series A Preferred Shares shall upon their cancellation become authorized but unissued shares of preferred stock, par value $0.0001 per share, of the Corporation and, upon the filing of an appropriate Certificate of Designation with the Registrar of Corporations of the Republic of the Marshall Islands, may be reissued as part of another series of preferred stock, par value $0.0001 per share, of the Corporation subject to the conditions or restrictions on issuance set forth therein, but in any event may not be reissued as Series A Preferred Shares unless all of the Series A Preferred Shares shall have already been converted, exchanged, purchased or otherwise acquired by the Corporation.

Section 6.  Liquidation.

(a) Priority Payment.  Upon the occurrence of an event of Liquidation and following any payment required to be made to any Senior Securities, the holders of Series A Preferred Shares shall be paid in cash for each Series A Preferred Share held thereby, out of, but only to the extent of, the assets of the Corporation legally available under the BCA for distribution to its stockholders, an amount equal to $10,000 (as adjusted for stock splits, stock dividends, combinations or other recapitalizations of the Series A Preferred Shares) plus all accrued but unpaid dividends, if any (the “Liquidation Preference”), before any payment or distribution is made to any Common Shares or Junior Securities. If the assets of the Corporation available for distribution to the holders of Series A Preferred Shares shall be insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to holders of shares of Series A Preferred Shares shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

(b) Notice.  Upon the occurrence of an event of Liquidation, written notice shall be delivered to each holder of Series A Preferred Shares informing such holder of such event and including a statement as to the payment or payments payable as a result of such an event, and the place where such payment or payments shall be payable, shall be delivered in accordance with Section 12 hereof.

Section 7.  Mandatory Redemption by the Corporation.

(a) The Corporation shall, in accordance with Section 7(b) below after a Mandatory Redemption Event, be required to redeem all of the Series A Preferred Shares. On the date of redemption (each, a “Mandatory Redemption Date”), each holder of Series A Preferred Shares to be redeemed shall surrender certificates representing such holder’s ownership of Series A Preferred Shares, or deliver a Lost Stock Agreement (as defined below), to be redeemed to the Corporation as provided in this Section 7. On the Mandatory Redemption Date, the Corporation shall redeem, before redeeming any Junior Securities, the Series A Preferred Shares. Each Series A Preferred Share shall be redeemed pursuant to this Section 7 for an amount in cash equal its respective Original Issue Price, plus any accrued but unpaid dividends, provided that if the Corporation and the holder of the Series A Preferred Shares mutually agree in writing, the Corporation may, subject to Section 7(d), redeem all or part of the Series A Preferred Shares, as the parties mutually agree, for a number of its fully paid, non-assessable Common Shares determined by dividing the amount which would otherwise be paid in cash by the Fair Market Value of the Common Shares (as defined below) determined as of the third Business Day prior to the Mandatory Redemption Date (the amount to be paid, whether in cash, Common Shares or a combination thereof, shall be referred to herein as the “Mandatory Redemption Price”).

(b) Redemption Procedure.

(1) No less than three Business Days prior to the Mandatory Redemption Date, the Corporation shall provide written notice to the holders, which notice shall be given in accordance with Section 12. Such notice shall state the number of shares to be redeemed and the Mandatory Redemption Date, which date shall be within 20 calendar days of the date of such notice. Such notice shall also indicate whether the redemption shall be made in cash or in whole or in part in Common Shares pursuant to Section 7(a) above. Payment for such redeemed shares shall be made by the Corporation on the Mandatory Redemption Date.

(2) From and after the close of business on the Mandatory Redemption Date, and provided that the Mandatory Redemption Price for the Series A Preferred Shares has been received by the relevant holder, each Series A Preferred Share redeemed in accordance with this Section 7 shall no longer be deemed outstanding and all rights with respect to any such share shall forthwith cease following such redemption, except only the right of the holder thereof to receive, upon presentation in accordance with the requirements of this Section 7 below of the certificate or certificates, or Lost Stock Agreement, representing shares redeemed pursuant to this Section 7, the applicable Mandatory Redemption Price for such share, without interest thereon. Notwithstanding anything to the contrary herein, the Corporation shall not be required to make any payment in respect of Series A Preferred Shares redeemed pursuant to this Section 7 until actual delivery to the Corporation or its agents of the certificates representing the shares redeemed hereby, or a Lost Stock Agreement, such delivery to be conducted in accordance with the requirements of paragraph (c) of this Section 7.

(3) All Series A Preferred Shares redeemed pursuant to this Section 7 shall be cancelled.

(c) The Corporation shall not be obligated to pay the Mandatory Redemption Price unless the certificates evidencing the Series A Preferred Shares to be redeemed are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation and its representatives and agents from any loss incurred by such persons or entities in connection with such certificates (a “Lost Stock Agreement”). On the Mandatory Redemption Date, each holder of Series A Preferred Shares to be redeemed shall surrender the certificates representing the amount of such holder’s Series A Preferred Shares to be redeemed, or deliver a Lost Stock Agreement, at the principal offices of the Corporation or any transfer agent for the Series A Preferred Shares in accordance herewith. Thereupon, there shall be delivered to the relevant holder promptly at a bank account previously designated in writing by the holder, and in the holder’s name as shown on such surrendered certificate or certificates or the Lost Stock Agreement, an amount of cash representing the Mandatory Redemption Price for which the Series A Preferred Shares surrendered were redeemed.

(d) It shall be a condition to the Corporation’s right shares to issue any Common Shares pursuant to Section 7(a) above or Section 8(a) below, that such Common Shares be registered for resale under the Securities Act of 1933.

Section 8.  Mandatory Redemption by the Corporation Upon Warrant Trigger Event.

(a) The Corporation shall, in accordance with Section 8(b) below, after a Warrant Trigger Event, be required to redeem, out of funds legally available under the BCA therefor with respect to such Warrant Trigger Event, the Series A Preferred Shares in accordance with this Section 8. On the date of redemption (each, a “Warrant Trigger Mandatory Redemption Date”), each holder of Series A Preferred Shares to be redeemed shall surrender certificates representing such holder’s ownership of Series A Preferred Shares, or deliver a Lost Stock Agreement (as defined below), to be redeemed to the Corporation as provided in this Section 8. On the Warrant Trigger Mandatory Redemption Date, the Corporation shall redeem, senior to any Junior Securities, the Series A Preferred Shares to be redeemed to the extent of the funds of the Corporation legally available under the BCA therefor with respect to such Warrant Trigger Event. Each Series A Preferred Share to be redeemed pursuant to this Section 8 shall be redeemed pursuant to this Section 8 for an amount in cash equal its respective Original Issue Price, plus any accrued but unpaid dividends (the “Warrant Trigger Mandatory Redemption Price”) in accordance with the following sentence, provided that if the Corporation and the holder of the Series A Preferred Shares mutually agree in writing, the Corporation may, subject to Section 7(d), redeem all or part of the Series A Preferred Shares, as the parties mutually agree, for a number of its fully paid, non-assessable Common Shares determined by dividing the amount which would otherwise be paid in cash by the Fair Market Value of the Common Shares (as defined below) determined as of the third Business Day prior to the Warrant Trigger Mandatory Redemption Date. The cash proceeds to the Corporation from the Warrant Trigger Event shall be used to redeem Series A Preferred Shares in proportion to the amounts that would be payable to such holders if such proceeds were sufficient to permit redemption in full; provided that the number of Series A Preferred Shares redeemed on a Warrant Trigger Mandatory Redemption Date pursuant to this Section 8 with respect to each holder of Series A Preferred Shares shall be the product of (x) the percentage of the total number of issued and outstanding Series A Preferred Shares held by such holder and (y) the total number of Series A Preferred Shares capable of redemption on such Warrant Trigger Mandatory

Redemption Date based on the proceeds received by the Corporation from the Warrant Trigger Event, which product shall be rounded down to the nearest whole Series A Preferred Share; and further provided that any proceeds to the Corporation from the relevant Warrant Trigger Event not distributed on such Warrant Trigger Mandatory Redemption Date shall be held by the Corporation in escrow and shall be used solely as available funds for the redemption of the Series A Preferred Shares on the next succeeding Warrant Trigger Mandatory Redemption Date, or, if applicable, other date of redemption for such shares.

(b) Redemption Procedure.

(1) Upon the occurrence of a Warrant Trigger Event, the Corporation shall provide written notice to the holders, which notice shall be given in accordance with Section 12. Such notice shall state the number of shares to be redeemed and the Warrant Trigger Mandatory Redemption Date, which date shall be within 20 calendar days of the date of such notice. Payment for such redeemed shares shall be made by the Corporation within two Business Days following the Warrant Trigger Mandatory Redemption Date.

(2) From and after the close of business on the Warrant Trigger Mandatory Redemption Date, and provided that the Warrant Trigger Mandatory Redemption Price for the Series A Preferred Shares has been received by the relevant holder, each Series A Preferred Share redeemed in accordance with this Section 8 shall no longer be deemed outstanding and all rights with respect to any such share shall forthwith cease following such redemption, except only the right of the holder thereof to receive, upon presentation in accordance with the requirements of this Section 8 below of the certificate or certificates, or Lost Stock Agreement, representing shares redeemed pursuant to this Section 8, the applicable Warrant Trigger Mandatory Redemption Price for such share, without interest thereon. Notwithstanding anything to the contrary herein, the Corporation shall not be required to make any payment in respect of Series A Preferred Shares redeemed pursuant to this Section 8 until actual delivery to the Corporation or its agents of the certificates representing the shares redeemed hereby, or a Lost Stock Agreement, such delivery to be conducted in accordance with the requirements of paragraph (c) of this Section 8.

(3) All Series A Preferred Shares redeemed pursuant to this Section 8 shall be cancelled.

(c) The Corporation shall not be obligated to pay the Warrant Trigger Mandatory Redemption Price unless the certificates evidencing the Series A Preferred Shares to be redeemed are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation and its representatives and agents from any loss incurred by such persons or entities in connection with such certificates (a “Lost Stock Agreement”). On the Warrant Trigger Mandatory Redemption Date, each holder of Series A Preferred Shares to be redeemed shall surrender the certificates representing the amount of such holder’s Series A Preferred Shares to be redeemed, or deliver a Lost Stock Agreement, at the principal offices of the Corporation or any transfer agent for the Series A Preferred Shares in accordance herewith. If fewer than all of the Series A Preferred Shares evidenced by a certificate are being redeemed pursuant to this Section, a new certificate for the number of Series A Preferred Shares represented by such original certificate but not so redeemed shall be executed by the Corporation and delivered to the holder at the address specified on the books of the Corporation or as otherwise specified by such holder. Thereupon, there shall be delivered to the relevant holder promptly at a bank account previously designated in writing by the holder, and in the holder’s name as shown on such surrendered certificate or certificates or the Lost Stock Agreement, an amount of cash representing the Warrant Trigger Mandatory Redemption Price for which the Series A Preferred Shares surrendered were redeemed.

Section 9.  Optional Redemption Right by the Corporation.

(a) The Corporation shall, at any time (and from time to time), be entitled at its option to redeem, out of funds legally available under the BCA therefor, all or any portion of the Series A Preferred Shares in accordance with this paragraph. On the date of redemption (each, an “Optional Redemption Date”), each holder of Series A Preferred Shares to be redeemed shall surrender certificates representing such holder’s ownership of Series A Preferred Shares, or deliver a Lost Stock Agreement, to be redeemed to the Corporation as provided in this Section 9. On the Optional Redemption Date, the Corporation shall redeem the Series A Preferred Shares to be redeemed to the extent of the funds of the Corporation legally available under the BCA therefor. Each Series A Preferred Share shall be redeemed pursuant to this paragraph for an amount in cash equal its respective Original Issue Price, plus any accrued but unpaid dividends (the “Optional Redemption Price”).

(b) Redemption Procedure.

(1) The Corporation may, but shall not be obligated to, elect to redeem all or any portion of the Series A Preferred Shares by providing written notice to the holders, which notice shall be given in accordance with Section 12. Such notice shall state the number of shares to be redeemed and the Optional Redemption Date, which date shall be within 20 calendar days of the date of such notice. The Corporation shall be entitled to utilize any method reasonably chosen by the Board of Directors thereof in order to determine which Series A Preferred Shares to redeem. Payment for such redeemed shares shall be made by the Corporation within two Business Days following the Optional Redemption Date.

(2) From and after the close of business on the Optional Redemption Date, and provided that the Optional Redemption Price for such Series A Preferred Shares has been received by the relevant holder, the Series A Preferred Shares redeemed in accordance with this Section 9 shall no longer be deemed outstanding and all rights with respect to any such share shall forthwith cease following such redemption, except only the right of the holder thereof to receive, upon presentation in accordance with the requirements of this Section 9 below of the certificate or certificates, or delivery of a Lost Stock Agreement, representing shares redeemed pursuant to this Section 9, the applicable Optional Redemption Price for such share, without interest thereon. Notwithstanding anything to the contrary herein, the Corporation shall not be required to make any payment in respect of Series A Preferred Shares redeemed pursuant to this Section 8 until actual delivery to the Corporation or its agents of the certificates representing the shares redeemed hereby, such delivery to be conducted in accordance with the requirements of paragraph (c) of this Section 8.

(3) All Series A Preferred Shares redeemed pursuant to this paragraph (b)(3) shall be cancelled.

(c) Presentation.  The Corporation shall not be obligated to pay the Optional Redemption Price unless the certificates evidencing the Series A Preferred Shares to be redeemed are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes a Lost Stock Agreement. On the Optional Redemption Date, each holder of Series A Preferred Shares to be redeemed shall surrender the certificates representing all of such holder’s Series A Preferred Shares at the principal offices of the Corporation or any transfer agent for the Series A Preferred Shares in accordance herewith. Thereupon, there shall be delivered to the relevant holder promptly at a bank account previously designated in writing by the holder, and in the holder’s name as shown on such surrendered certificate or certificates, or the Lost Stock Agreement, an amount of cash representing the Optional Redemption Price for which the Series A Preferred Shares surrendered were redeemed.

Section 10.  Mandatory Redemption by the Corporation Upon a Change of Control.

(a) Upon the occurrence of a Change in Control, the Corporation shall redeem all of the Series A Preferred Shares in accordance with this Section 10. On the date of redemption (each, a “COC Redemption Date”), each holder of Series A Preferred Shares to be redeemed shall surrender certificates representing such holder’s ownership of Series A Preferred Shares to be redeemed to the Corporation as provided in this Section 10. On the COC Redemption Date, the Corporation shall redeem the Series A Preferred Shares. Each Series A Preferred Share shall be redeemed pursuant to this paragraph for an amount in cash equal its respective Original Issue Price, plus any accrued but unpaid dividends (the “COC Redemption Price”).

(b) Redemption Procedure.

(1) The Corporation shall redeem all or any portion of the Series A Preferred Shares by providing written notice to the holders, which notice shall be mailed in accordance with Section 12. Such notice shall state the number of shares to be redeemed and the COC Redemption Date, which date shall be within 20 calendar days of the date of such notice. The Corporation shall be entitled to utilize any method chosen by the Board of Directors thereof in order to determine which Series A Preferred Shares to redeem. Payment for such redeemed shares shall be made by the Corporation within two Business Days following the COC Redemption Date.

(2) From and after the close of business on the COC Redemption Date, and provided that the COC Redemption Price for such Series A Preferred Shares has been received by the relevant holder, each Series A Preferred Share redeemed in accordance with this Section 10 shall no longer be deemed outstanding and all rights with respect to any such share shall forthwith cease following such redemption, except only the right of the holder thereof to receive, upon presentation in accordance with the requirements of this Section 10 below of the certificate or certificates, or delivery of a Lost Stock Agreement, representing shares redeemed pursuant to this Section 10, the applicable COC Redemption Price for such share, without interest thereon. Notwithstanding anything to the contrary herein, the Corporation shall not be required to make any payment in respect of Series A Preferred Shares redeemed pursuant to this Section 10 until actual delivery to the Corporation or its agents of the certificates, or a Lost Stock Agreement, representing the shares redeemed hereby, such delivery to be conducted in accordance with the requirements of paragraph (c) of this Section 10.

(3) All Series A Preferred Shares redeemed pursuant to this paragraph (b)(3) shall be cancelled.

(c) The Corporation shall not be obligated to pay the COC Redemption Price unless the certificates, or the Lost Stock Agreement, evidencing the Series A Preferred Shares to be redeemed are either delivered to the Corporation or its transfer agent as provided below. On the COC Redemption Date, each holder of Series A Preferred Shares to be redeemed shall surrender the certificates, or a Lost Stock Agreement, representing all of such holder’s Series A Preferred Shares at the principal offices of the Corporation or any transfer agent for the Series A Preferred Shares in accordance herewith. Thereupon, there shall be delivered to the relevant holder promptly at a bank account previously designated in writing by the holder, and in the holder’s name as shown on such surrendered certificate or certificates or the Lost Stock Agreement, an amount of cash representing the COC Redemption Price for which the Series A Preferred Shares surrendered were redeemed.

Section 11.  Miscellaneous.

(a) Certain Remedies.  Any registered holder of Series A Preferred Shares shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designation and to enforce specifically the terms and provisions of this Certificate of Designation in any court, tribunal or governmental agency having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity. Notwithstanding the foregoing, the observance of any term of the Certificate of Incorporation and/or this Certificate of Designations which benefits only the holders of the Series A Preferred Shares may be waived by holders of at least a majority of all issued and outstanding Series A Preferred Shares (either generally or in a particular instance and either retroactively or prospectively).

(b) Books and Accounts.  The Corporation will keep a proper record and account of any funds held in escrow pursuant to this Certificate of Designation, separate from all other records and accounts of the Corporation, in which complete and correct entries shall be made of all transactions relating to such funds. Such record and account of the funds held in escrow shall be subject to the inspection of the holders of Series A Preferred Shares upon written request. The Corporation hereby undertakes to provide a record and account of the funds held in escrow to the holders of Series A Preferred Shares at least once per month.

Section 12.  Notices.

Any notice or other communication required or permitted to be given under this certificate shall be in writing and shall be mailed by certified mail, return receipt requested or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered in-person against receipt to the party to whom it is to be given, in the case of the holders of the Series A Preferred Shares, at the address of each such holder set forth in the stock transfer ledger of the Corporation, or, in the case of the Corporation, at the principal offices of the Corporation. Any notice permitted by this Section 12 shall be deemed given at the time of receipt thereof.

Section 13.  Definitions.

For the purposes of this Certificate of Designation of Series A Preferred Shares, the following terms shall have the meanings indicated:

“Business Day” shall mean any day that is a London Banking Day and on which the banks in Greece are not closed and is not a Saturday or Sunday and is not a United States federal holiday, a Greek national holiday, or a day on which banking institutions generally are authorized or obligated by law or regulation to close in New York, London or Greece.

“Certain Mandatory Redemption Event” and “Certain Mandatory Redemption Date” shall have their respective meanings from Section 8.

“Change of Control” means the occurrence of any of the following:

(A) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Corporation’s assets, properties or business;

(B) the adoption by the Board of Directors of a plan of Liquidation of the Corporation;

(C) the consummation of any transaction, or a series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) other than Excel Maritime Carriers, Ltd. (“Excel”) becomes the beneficial owner, directly or indirectly, of more than 3,684,375 (as adjusted for stock splits, stock dividends or similar events) of the Corporation’s shares of any class or series entitled to vote generally in the election of directors, measured by voting power rather than number of shares, and such number of shares held exceeds the voting power of Excel;

(D) if, at any time, the Corporation becomes insolvent, admits in writing its inability to pay its debts as they become due, commits an act of bankruptcy, is adjudged or declared bankrupt or makes an assignment for the benefit of creditors, a proposal or similar action under the bankruptcy, insolvency or other similar laws of the Marshall Islands or any applicable jurisdiction or commences or consents to proceedings relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction;

(E) a change in directors after which a majority of the members of the Board of Directors are not, as of any date of determination, (1) the members of the Board of Directors immediately after the completion of the Corporation’s initial business combination (the “Business Combination”); or (2) members who have been nominated for election or elected to the Board of Directors with the approval of a majority of the directors then in office who were either directors immediately after the completion of the Business Combination or whose nomination or election was previously so approved;

(F) the consolidation of the Corporation with, or the merger or consolidation of the Corporation with or into, any “person,” or the consolidation of any “person” with, or the merger or consolidation of any “person” with or into, the Corporation, in any such event pursuant to a transaction in which any of the outstanding Common Shares are converted into or exchanged for cash, securities or other property or receive a payment of cash, securities or other property, other than any such transaction where the Corporation’s voting stock outstanding immediately prior to such transaction is converted into or exchanged for voting stock of the surviving or transferee “person” constituting at least a majority of the outstanding shares of such voting stock of such surviving or transferee “person” immediately after giving effect to such issuance.

“Common Shares” shall mean the common shares of the Corporation, par value $0.0001 per share.

“Fair Market Value” shall mean

(i) if the Common Shares of the Corporation are then traded on a national securities exchange, then the fair market value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day calendar period ending on the third Business Day prior to the Mandatory Redemption Date; and

(ii) if (i) above does not apply but the Common Shares of the Corporation are actively traded over-the-counter, then the fair market value shall be deemed to be the average of the closing bid prices over the thirty (30) calendar day period ending on the third Business Day prior to the Mandatory Redemption Date; and

(iii) if there is no active public market for the Common Shares of the Corporation as described in clauses (i) or (ii) above, then the fair market value shall be the fair market value thereof, as determined in good faith by the Board.

“LIBOR Determination Date” means the first London Banking Day of the relevant interest period.

“Liquidation” shall mean the voluntary or involuntary liquidation of the Corporation under applicable bankruptcy or reorganization legislation, the dissolution or winding up of the Corporation.

“London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

“Original Issue Date” shall mean September [  ], 2008.

“Mandatory Redemption Event” shall mean the occurrence of the date that is the third anniversary of the Original Issue Date.

“Person” shall mean any individual, corporation, partnership, unincorporated association or other entity.

“Three Month LIBOR” shall mean the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of the relevant interest period that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on the LIBOR Determination Date for that interest period. If such rate does not appear on Reuters Page LIBOR01, Three-Month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that interest period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Corporation, at approximately 11:00 a.m., London time, on the LIBOR Determination Date for that interest period. The Corporation will request the principal London office of each of these banks to provide a quotation of such bank’s rate. If at least two such quotations are provided, Three-Month LIBOR with respect to that interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, Three-Month LIBOR with respect to that interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the Corporation, at approximately 11:00 a.m., New York City time, on the first day of that interest period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that interest period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Corporation to provide quotations are quoting as described above, Three Month LIBOR for that interest period will be the same as Three-Month LIBOR as determined for the previous interest period. The establishment of Three Month LIBOR for each interest period by the Corporation will (in the absence of manifest error) be final and binding.

“Warrant Trigger Event” shall mean the last Business Day of any month in which, since the Corporation’s last redemption under Section 8 hereof, the Corporation has received at least $15,000,000 in cash proceeds (which shall otherwise be kept by the Corporation in escrow) from the exercising of any warrants issued at any time existing now or hereinafter issued by the Corporation.

IN WITNESS WHEREOF, Oceanaut, Inc. has caused this Certificate to be duly executed by the undersigned in its corporate name on this 5th day of September, 2008.

OCEANAUT, INC.

By:	/s/ Gabriel Panayotides
Name:     Gabriel Panayotides

Title:	Chief Executive Officer